Exhibit 10.18

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

RXPEDITE

ACORDA MARKETING SERVICES AGREEMENT

This Marketing Services Agreement (the “Agreement”) is made effective as of September 19, 2003 (the “Effective Date”), by and between Cardinal Health PTS, Inc., a corporation with offices at 7000 Cardinal Place, Dublin, Ohio 43017 (“Cardinal Health”) and Acorda Therapeutics, Inc., a Delaware corporation having its principal place of business at 15 Skyline Drive, Hawthorne, New York 10532  (“Client”).

Background Information

A.                                    Cardinal Health and its affiliates are engaged in the business of providing contract marketing, promotion, communication, sales and other related services to the pharmaceutical industry.  Cardinal Health may perform such services directly or through one of its affiliates.

B.                                    Cardinal Health 401, Inc. and inChord Communications, Inc. (“inChord”) have together developed the RxPedite Program, pursuant to which they are able to provide pharmaceutical drug manufacturers with comprehensive outsourced marketing communications, selling and distribution/manufacturing capabilities to facilitate and enhance the commercialization of clients’ pharmaceutical products.

C.                                    Client is currently developing a product known as Fampridine SR, a therapy to improve neurological function in spinal cord injuries (the “Product”), and wishes to outsource certain commercialization services available under the RxPedite Program, as set forth in this Agreement.

Statement of Agreement

The parties hereby acknowledge the accuracy of the Background Information and agree as follows:

§1.                               Appointment/Exclusivity.

(a)                                  Cardinal Health will provide medical education and sales force services to Client with respect to the Product as may be requested from time-to-time by Client and agreed to by Cardinal Health (collectively, the “Services”).  Client hereby appoints Cardinal Health as the exclusive “Agency of Record” for medical education and sales force services relating to the Product and agrees that during the Term (as defined in Section 14(a)) it will not grant any other person or entity the right to provide medical education and sales force services relating to the Product anywhere in the United States; subject, however, to Section 1(b) below.  In the event Client desires other commercialization services offered by Cardinal Health, such as drug development, manufacturing, storage, distribution, product return or recall, analytical or packaging services, the parties will negotiate the terms of such services in good faith.

(b)                                  The parties acknowledge and agree that, notwithstanding any other provision of this Agreement, Client may enter into one or more collaboration or partnership agreements or other similar arrangements with third parties during the Term with respect to the development and commercialization of the Product (each, a “Partnering Agreement”).  In any such event, Client will exercise all reasonable efforts to cause Cardinal Health to be selected as the vendor of choice for all or substantially all Services, with respect to the Product, to the extent that such Services are outsourced.  If Cardinal Health is selected as the vendor for all or any portion of such Services, the parties will, if necessary, modify any then-current Workplans (as defined in Section 3(a)) including the Budgets therein, to reflect the modified Services as a result of such Partnering Agreement. If, despite the exercise by Client of all reasonable efforts to cause Cardinal Health to be selected as the vendor of choice, Cardinal Health is not selected to be the vendor of a substantial portion of the Services with respect to the Product in the United States as a result of the Partnering Agreement, then Cardinal Health will no longer be the Agency of Record for the Services relating to the Product, and either party may terminate this Agreement in accordance with the provisions of Sections 14(d) and 14(f).

§2.                               Services.

(a)                                  Cardinal Health will, from time-to-time and/or upon request by Client during the Term, prepare and provide to Client, one or more proposed workplans (each, a “Proposed Workplan”) outlining the specific Services that Cardinal Health proposes to perform on Client’s behalf or that Client requests Cardinal Health to perform on its behalf.  Such Services may include, but are not limited to:  (i) recruiting and hiring specialty sales representatives appropriately qualified with the level of education and experience necessary for promoting the Product, (ii)  training and maintaining specialty sales representatives for the Product, (iii) establishing a sales force of specialty sales representatives in the United States to promote the Product (the “Sales Force”), and (iv)  providing medical education services.

(b)                                  Each Proposed Workplan provided to Client pursuant to Section 2(a) will include, at a minimum, a detailed summary of the specific Services to be provided by Cardinal Health and Cardinal Health’s good faith estimate of the anticipated fees and costs (a “Budget”) associated with all projects (“Projects”) to be undertaken by Cardinal Health under such Proposed Workplan.  Client may request additional information to be included in a Proposed Workplan and Cardinal Health will use all reasonable efforts to provide such additional information.  Each Proposed Workplan will be submitted for Client’s approval under the procedures described in Section 3 below.

(c)                                  Following approval by both parties of a Proposed Workplan for one or more Projects (as provided in Section 3(a)), Cardinal Health will, subject to Client’s direction and instruction or any amendment of the approved Workplan in accordance with Section 7, perform or coordinate the performance of those Services that are included in such Workplan. Cardinal Health will exercise all reasonable efforts to perform the Services on a timely basis and within the Budget, and Client will exercise all reasonable efforts to assist Cardinal Health in doing so by making available to Cardinal Health all information pertaining to the Product that is necessary for Cardinal Health’s performance of such Services and cooperating with Cardinal Health in expediting its review of all materials submitted by Cardinal Health for Client’s approval.

(d)                                  Cardinal Health will perform the Services under this Agreement through various affiliates of Cardinal Health.  During the Term, Cardinal Health agrees that the specific

Cardinal Health affiliates providing Services to Client under this Agreement will refrain from providing medical education and sales force services for any product that competes against the Product and has substantially the same indication as the Product, without first obtaining Client’s written consent, which shall not be unreasonably withheld.  For purposes of clarification, the foregoing restriction shall not restrict any Cardinal Health affiliate which is not providing Services to Client under this Agreement from providing medical education and sales force services to any other customer for products that compete against the Product.

§3.                               Client Approval.

(a)                                  Each Proposed Workplan submitted to Client by Cardinal Health in Section 2 is subject to the review and written approval of Client prior to the time Cardinal Health or any of its affiliates incur liability to third parties in connection with the Projects contained in such Proposed Workplan.  Once a Proposed Workplan is approved by both parties, such approved workplan shall be referred to as a “Workplan,” and it shall govern the performance for Client of the Services covered by such Workplan.  For clarity, neither Cardinal Health nor its affiliates will perform any Services or incur any expenses with respect to such Services, and Client will not be obligated to pay for any Services, except in accordance with a Workplan that has been approved by Client.

(b)                                  All drafts of any proposed journal advertisements, training materials, media copy, advertisements or other promotional material used to promote the Product (collectively, the “Promotional Material”) will be submitted to Client for review at least two (2) weeks prior to publication or use whenever practicable ; provided, however, that the arties understand and agree that such two (2) week period will necessarily be shortened from time to time to reflect special deadlines and circumstances not within the reasonable control of Cardinal Health.  Client shall be solely responsible for reviewing and approving the content of all Promotional Material and related Services prior to use of such Promotional Material and performance of related Services to make certain that all content in such Promotional Material and any and all related Services comply with all federal, state and local laws and all applicable industry standards and practices generally applicable to Cardinal Health’s and Client’s industry, including, without limitation, any applicable research guidelines, ethics and standards established by the American Medical Association, the Food and Drug Administration (“FDA”), the standards and guidelines outlined in the PhRMA Code, the standards and guidelines outlined in the Office of Inspector General (OIG) Guidance, and the Federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder (collectively, “Laws”).  Client hereby acknowledges that Cardinal Health shall not conduct a legal review of the content of the Promotional Materials and/or related Services and that Cardinal Health is relying solely on Client to make certain that the content of Promotional Material and related Services comply with all Laws.  Cardinal Health will ensure that the content of the final copy of Promotional Material and related Services is identical to the draft content of such Promotional Material and related Services as approved by Client.

(c)                                  Client will have the right to make any editorial changes it desires prior to publication or use, with any charge for such change to be consistent with the budget procedures outlined in Section 3(d) below; provided, however, that Client must notify Cardinal Health in writing of either its approval or disapproval and/or required editing of Promotional Material as

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality.

Such omitted portions, which are marked with brackets [ ] and an asterisk *, have been separately filed with the Commission.

promptly as practicable, but in no event less than forty-eight (48) hours prior to the planned publication or use.

(d)                                  The initial Budget for a specific Project included in a Workplan will necessarily include fee and cost estimates based upon initial concepts and preliminary estimates, and Cardinal Health will be authorized to commence work and incur expenses on that particular Project based upon Client’s approval of the Workplan containing such initial Budget and up to an amount not to exceed [* * *] of the fees and costs in such approved Budget.  Cardinal Health will submit a revised Budget to Client at any time during performance of a Project if fees and costs for such Project are anticipated to exceed the initial Budget by more than [* * *], and this revised estimate must be approved by Client in writing before work on such Project continues.  Once final concepts for a Project are approved and final fee and cost estimates can be obtained, Cardinal Health will submit a final Budget for Client’s written approval if the initial Budget needs to be increased by more than [* * *] as a result of such final cost estimates.  Cardinal Health will use all reasonable efforts to complete the Services within the approved Budget.  In the case where, despite such efforts, cost estimates to complete the Services exceed the initial Budget by more than [* * *], Cardinal Health agrees to negotiate with Client in good faith a revised Budget that is acceptable to both parties.  In any event, Client’s written approval is required prior to any increase of the Budget for a Project by more than [* * *] from the initial Budget and for any further increases thereafter.

§4.                               Joint Commercialization Committee.  Promptly following the Effective Date, a joint commercialization committee (the “Committee”) will be formed consisting of an equal number of representatives, such number to be mutually agreed by the parties, from each of Client, Cardinal Health, and inChord.  Each party may replace any of its representatives at any time, and from time to time, by giving written notice to the other party.  The Committee will be chaired by a Client representative, and the Committee will meet at such locations as reasonably determined by the chair to discuss and coordinate the overall marketing and sales strategy for the Product, relevant Workplans and Budgets therein associated with the Product, and any other relevant topics relating to the commercialization of the Product.  The Committee will convene at least four (4) times annually or more frequently as the parties deem necessary and meetings may be held by audio or video teleconference, with the consent of each party; provided that at least one (1) meeting per calendar year shall be held in person.  The parties agree that the purpose of the Committee is solely to provide a forum for the parties to discuss, monitor and coordinate activities and communications relating to the performance of the Services and provide recommendations relating thereto to the parties.  The Committee does not have the authority to approve or modify Workplans or Budgets, or to amend this Agreement.

§5.                               Cardinal Health Compensation.  In consideration for the Services that are rendered to Client under this Agreement, Cardinal Health will invoice Client and Client will pay Cardinal Health as follows:

(a)                                  As compensation for performance by Cardinal Health and its affiliates of the Services, Client will pay a fee (the “Cardinal Health Fee”) for each Project as specified in the approved Budget for such Project.  Such Cardinal Health Fee for the Services performed in a particular month will be determined as follows:

(i)                                    Total fees for such Services shall be calculated based on the applicable Cardinal Health and its affiliates’ rates as set forth in the applicable Budget; and

(ii)                                Such total fees then shall be reduced by the amount (if any) of the pre-determined discount amount to which Client is entitled (any such discount, a “Discount Amount”), where such Discount Amount will be determined as described in the Discount Matrix attached as Exhibit A, and such discounted fees shall be the “Cardinal Health Fee” for such Project for such month.

(b)                                  The Cardinal Health Fee for each Project will be invoiced to Client by Cardinal Health on a monthly basis promptly after the beginning of each month as specified in the approved Budget, and Client will pay each such invoice within thirty (30) days of receipt thereof.  Each such invoice will specify with reasonable detail all the charges for Services, and the basis for any Discount Amount used in arriving at the Cardinal Health Fee.

(c)                                  All Discount Amounts actually allowed will be aggregated and, if applicable, paid to Cardinal Health by Client in accordance with the terms and conditions contained in the Discount Payment Matrix attached as Exhibit B.

(d)                                  Client will reimburse Cardinal Health for actual, verifiable costs incurred for obtaining from third parties any printing, photography, market research, selling aids, direct mail, reference material, color graphic reproductions, exhibit panels, honoraria, conference/meeting expenses and other products, services and supplies purchased by Cardinal Health on behalf of Client for a Project under this Agreement (“Client Reimbursable Expenses”) without Cardinal Health mark-up, provided, however, that the aggregate costs for such Client Reimbursable Expenses are included in the Budget of the relevant Workplan approved in advance by Client and is subject to the provisions of Section 3(d) with respect to any increase in such costs. Fifty percent (50%) of the estimated Client Reimbursable Expenses for each Workplan (as set forth in the applicable Budget) will be invoiced by Cardinal Health upon Client’s approval of the Workplan, and the balance of the Client Reimbursable Expenses will be invoiced on a monthly basis after such initial advance payment has been fully credited against actual costs incurred (as shown by invoices provided and credits shown), as such expenses are incurred by Cardinal Health, or as otherwise agreed to by the parties as specified in the Budget.  Client will pay each such invoice within thirty (30) days of receipt thereof.

(e)                                  Client will reimburse Cardinal Health for its reasonable, verifiable travel expenses (including, without limitation, transportation, lodging and meals), fax, photocopying, telephone, overnight or other delivery, postage, shipping and other expenses associated with the performance of Services under this Agreement (“Out-of-Pocket Expenses”), without any Cardinal Health mark-up.  An estimate of the Out-of-Pocket Expenses for each Project shall be included in the Budget of the relevant Workplan approved in advance by Client and is subject to the provisions of Section 3(d) with respect to any increase in such expenses. Out-of-Pocket Expenses will be invoiced by Cardinal Health on a monthly basis, as incurred, and Client will pay each such invoice within thirty (30) days of receipt thereof.

(f)                                    Sales, use and other taxes will be included in the Budget and reimbursed by Client in a similar manner to other expenses associated with each Project; provided, however, that Cardinal Health will be responsible for all federal, state and local taxes imposed on Cardinal Health’s income or in connection with the employment of Cardinal Health’s full or part-time employees.

§6.                               Payment Terms.  Cardinal Health will submit invoices to Client on a monthly basis or as otherwise agreed by the parties in writing.  Payment terms will be net thirty (30) days from the date of the receipt, with interest accruing on any late payment at the rate of one and one-half percent (1.5%) per month until paid.  Cardinal Health will provide Client with appropriate supporting detail with each invoice to allocate expenses by Project and the specific activities undertaken in such Project.  All payments due under Section 5 will be made payable to: the Cardinal Health entity named on the relevant invoice and mailed to the address set forth on such Cardinal Health invoice.  Client and Cardinal Health will meet periodically to review projected fees and costs compared to actual fees and costs on all Projects, and appropriate adjustments will be made to Workplans as necessary from time to time to reflect mutually approved changes in the scope of the work to be performed.

§7.                               Amending Workplans.  Subject to the terms of this Section 7, Client reserves the right to modify or cancel any previously approved Workplan.  In such event, Cardinal Health will promptly take all reasonable steps necessary or appropriate to carry out Client’s instructions; provided, however, that Client will continue to be responsible for paying Cardinal Health for (a) all work performed and expenses incurred prior to Cardinal Health’s receipt of notification of such change, provided that such work and expenses were incurred by Cardinal Health on Client’s behalf in accordance with the relevant Workplan approved by Client, (b) all non-cancelable commitments incurred by Cardinal Health prior to its receipt of notification of such change, provided that such commitments were incurred by Cardinal Health on Client’s behalf in accordance with the relevant Workplan approved by Client, (c) all expenses incurred by Cardinal Health in carrying out Client’s revised instructions, and (d) any other cancellation or other similar fees specifically agreed to by the parties in a Workplan, if any.  Notwithstanding the foregoing, Client may not modify or cancel Projects in a fashion that would be inconsistent with Agency’s role as the exclusive “Agency of Record” under Section 1.

§8.                               Ownership of Technology; Work Made For Hire.  Client will maintain ownership and maintenance of the NDA, all clinical/scientific data  and any other information related to the Product.

(a)                                  Work Product.  Cardinal Health agrees and acknowledges that, unless otherwise agreed to by the parties in a Workplan, Client will own all right, title and interest in and to all ideas, artwork, illustrations, audiovisual works, audio recordings, images, photographs, video, graphics, multimedia works, on-line products, sounds, text, notes, sketches, drawings, reports, inventions and Promotional Material, whether patentable or copyrightable, or other copyrightable works conceived or created by Cardinal Health or Cardinal Health’s affiliates or third party subcontractors in the course of performing the Services pursuant to this Agreement and which are accepted and paid for by Client (collectively, the “Work Product”).  Such Work Product will be deemed “works made for hire,” and in any event, Cardinal Health hereby assigns to Client, and shall cause its affiliates and subcontractors (as applicable) to assign to Client, all right, title and interest in and to such Work Product and all intellectual property rights related thereto.  If Work Product is lost, damaged, or destroyed while in Cardinal Health’s custody or control, Cardinal Health will be liable to Client for the replacement cost of such Work Product.  Upon Client’s request at any time during the Term or thereafter, Cardinal Health will promptly transfer all Work Product to Client.

(b)                                  Brand Features.  Subject to retained third party rights disclosed to Client in advance in accordance with Section 9, all trademark(s), trade name(s), logo(s), slogan(s), and advertising plan(s) that are created by Cardinal Health and/or its affiliates for Client and which are accepted and paid for by Client under this Agreement (the “Brand Features”) will be the property of Client and regarded as “works made for hire.” Cardinal Health will not adopt, suggest or recommend the use of any Promotional Material or Brand Feature of which Cardinal Health knows, or in the exercise of reasonable diligence, should know, is identical to or confusingly similar to that being used by a third party.  Cardinal Health hereby assigns to Client, and shall cause its affiliates and subcontractors (as applicable) to assign to Client, all of its rights, title and interest to such items, together with all of the goodwill associated therewith, subject only to reserved third party rights.

(c)                                  Further Acts.  Cardinal Health and its affiliates shall cooperate with Client or its designee(s), both during and after the Term, to execute such documents and take such other actions as Client deems necessary for Client to obtain ownership and to apply for, secure, and maintain copyright, trademark or other proprietary protection of Work Product and Brand Features in the United States and/or worldwide.  Cardinal Health will not be responsible for initiating any such application, but will cooperate with Client as reasonably requested.  Client will pay or reimburse Cardinal Health for any out-of-pocket expenses associated with such cooperation.  If Client is unable  for any reason to secure Cardinal Health’s signature to any document required to apply for or execute any copyright, trademark or other applications with respect to any Work Product or Brand Features, Cardinal Health hereby irrevocably designates and appoints Client and its duly authorized officers and agents as its agents and attorneys in fact to act for and on Cardinal Health’s behalf to execute and file any such application and to do all other lawfully permitted acts to further the issuance of copyrights, trademarks or other rights thereon with the same legal force and effect as if executed by Cardinal Health.

(d)                                  Cardinal Health Proprietary Material.  Project tracking software, algorithms, and other intellectual property owned by Cardinal Health and/or one or more Cardinal Health affiliates and used by Client in connection with the Services (“Cardinal Health Proprietary Material”) will remain the sole property of Cardinal Health at all times.  Cardinal Health shall, prior to the use of any Cardinal Health Proprietary Material in the course of providing the Services, notify Client of such use.  Client agrees to discontinue the use and return to Cardinal Health all Cardinal Health Proprietary Material promptly following termination of this Agreement.

§9.                               Third Party Approvals.

(a)                                  Cardinal Health will be responsible for obtaining appropriate consents, authorizations and approvals from third parties for use of approved Promotional Material prepared by Cardinal Health in connection with the Services; provided, however, that Client will maintain its own medical affairs personnel (including physicians and staff) to review and support the marketing and sales efforts (including Promotional Material) on behalf of the Product and will be responsible for obtaining and providing all appropriate consents, authorizations and approvals in connection with materials provided to Cardinal Health for inclusion in the Promotional Materials and for scientific or medical papers or scientific consultation required in connection with the Promotional Material and the Services rendered by Cardinal Health.  Client will have sole and exclusive authority for managing all regulatory affairs associated with the Product including, but not limited to: (i) all necessary government filings and approvals for the Product; (ii) adverse event reporting to the FDA; (iii) product recalls; (iv) all clinical development associated with the Product; and (v) communications with regulatory authorities. Client will promptly communicate to Cardinal Health all regulatory and other information relevant to Cardinal Health’s performance of Services in connection with the Product.

(b)                                  Certain Promotional Material may contain the intellectual property of third parties that Cardinal Health has the right to use pursuant to a license granted to Cardinal Health (or its affiliates), or other arrangement between a third party and Cardinal Health (or its affiliates).  Such license or other arrangement between a third party and Cardinal Health (or its affiliates) may permit Client to use such intellectual property only in connection with a specific Project or campaign, and would require additional payments for any different or extended use by Client.  Cardinal Health will obtain approval from the relevant third party as required under the relevant license or arrangement for use of such third party intellectual property in specific Projects for Client.  Cardinal Health will notify Client prior to use of any such third party intellectual property in a specific Project of any material conditions or limitations relating to such use, including but not limited to any conditions or limitations which, if breached, will obligate Client to pay additional fees or charges.  Client will be solely responsible for any fees or other charges associated with its different or extended use of intellectual property so licensed from a third party in breach of the applicable conditions or limitations of such use; provided that Client will not be responsible for such fees or charges if Cardinal Health fails to notify Client in writing in advance of its use of any third party intellectual property and the conditions and limitations related thereto.  Cardinal Health makes no representations with regard to use of Promotional Material outside of the United States; however, Cardinal Health will use all reasonable efforts to obtain such rights for Client if requested to do so.

§10.                        Right of First Negotiation.

(a)                                  Product Related Compounds.  If Client controls or materially influences decisions regarding Services and is not restricted by a Partnering Agreement, Client agrees during the Term that Cardinal Health will be designated as the Agency of Record and perform those Services required by Client with respect to future indications for the Product.

(b)                                  Other Compounds.  If Client controls or materially influences decisions regarding use of Services with respect to a molecule, compound or product described at the end of this Section 10(b) and is not restricted by a Partnering Agreement with respect to such molecule, compound or product, Client agrees during the Term to provide Cardinal Health with an exclusive right of negotiation for a period of sixty (60) days following delivery to Cardinal Health of a request for proposal and related background materials (“RFP”) to provide Services, provided that such Services are necessary and will be outsourced.  The molecules, compounds or products that are subject of the foregoing rights are: (i) products resulting from Client’s other molecules or compounds in development, (ii) products resulting from molecules or compounds which Client purchases, licenses or otherwise assumes rights from a third party, or (iii) any pharmaceutical human therapeutic product that Client purchases, licenses or otherwise assumes commercialization rights from a third party.

§11.                        Indemnification.  Each party will indemnify the other as follows:

(a)                                  Cardinal Health will indemnify, defend and hold Client and its officers, directors, agents, employees and affiliates (collectively, the “Client Group”) harmless from and against any liabilities, damages, losses or expenses, including reasonable attorneys’ fees, any of them may sustain or incur as a result of any claim, suit or proceeding (“Claim”) made, brought or threatened by third parties and based upon or resulting from (i) Cardinal Health’s or its affiliate’s negligence, willful misconduct or breach of this Agreement, including but not limited to, Cardinal Health’s breach of its representations and warranties under this Agreement or any Workplan and (ii) any Work Product or Brand Features that are alleged to constitute plagiarism, idea misappropriation, or that infringe third party intellectual property rights.  Cardinal Health’s obligations under this section include all time charges and expenses (including reasonable attorneys’ fees) incurred in connection with any subpoena, discovery demand or other directive having the force of law or any governmental inquiry served upon Client that relates to Cardinal Health or its business.  The provisions of this paragraph will not apply to a Claim to the extent that such Claim arises as a result of the negligence or willful misconduct of Client or any member of the Client Group or Client’s breach of this Agreement.

(b)                                  Client will indemnify, defend and hold Cardinal Health and its officers, directors, agents, employees and affiliates (collectively, the Cardinal Health Group”) harmless from and against any Claim made, brought or threatened by third parties and based upon or resulting from (i) Client’s or its affiliates’ negligence, willful misconduct or breach of this Agreement including but not limited to, Client’s breach of its representations and warranties under this Agreement; (ii) any product liability or other Claim based upon the use or efficacy of any Product; (iii) the manufacture, sale, or distribution of the Product, (iv) content of Promotional Material that has been provided by Client or approved by Client in advance of publication; and (v) any use of Promotional Material by Client outside the scope of any third party license of which Cardinal Health has notified Client in accordance with Section 9(b). Client’s obligations under this section include all time charges and expenses (including reasonable attorneys’ fees) incurred in connection with any subpoena, discovery demand or other directive having the force of law or any governmental inquiry served upon Cardinal Health that relates to Client or its business. The provisions of this paragraph will not apply to a Claim to the extent such Claim arises as a result of the negligence or willful misconduct of Cardinal Health or any member of the Cardinal Health Group or any Cardinal Health Group member’s breach of this Agreement.

(c)                                  Each party’s agreement to indemnify, defend and hold the other party harmless is conditioned on the indemnified party (i) providing prompt written notice to the indemnifying party of any Claim subject to indemnification under this Section 11; (ii) permitting the indemnifying party to assume full responsibility to investigate, prepare for and defend against any such Claim, (iii) assisting the indemnifying party, at the indemnifying party’s reasonable expense, in the investigation of, preparation for and defense of any Claim, and (iv) not compromising or settling such Claim without the indemnifying party’s written consent.

§12.                        Confidential Information.  Neither party will, during the Term and for a period of five (5) years thereafter, without the other party’s prior written consent, disclose to any third party any of the other party’s Confidential Information, except that either party may disclose the other party’s Confidential Information to its affiliates, inChord and inChord affiliates solely as necessary for their performance of the Services, provided that the party conveying the other party’s Confidential Information will inform each recipient of the confidential nature of such information and will use all reasonable efforts to cause each recipient to receive and hold such information in accordance with the terms of this Agreement.  Each party will, during the Term and for a period of five (5) years thereafter, keep the other party’s Confidential Information secret and confidential, will use reasonable efforts to cause its affiliates, employees, representatives and agents to keep such Confidential Information secret and confidential, and will take reasonable precautions to prevent any use or disclosure of such Confidential Information except in the performance of the Services in accordance with the terms of this Agreement.

(a)                                  For purposes of this Agreement, “Confidential Information” means  information disclosed hereunder by, or on behalf of, Cardinal Health or Client to the other party, whether of a technical, business or other nature, including but not limited to non-public information which relates to Cardinal Health’s (including its affiliates) or Client’s trade secrets, product or service offerings, proprietary rights or business affairs.

(b)                                  Exceptions to Confidential Information.  Confidential Information does not include any information that, as evidenced by competent written proof: (i) was known to the receiving party prior to its disclosure by the disclosing party; (ii) is lawfully obtained by the receiving party from a third party, as a matter of right and without restriction on disclosure; (iii) is disclosed in public literature or becomes generally available to the public through no violation of this Agreement by the receiving party; or (iv) was independently developed or obtained by the receiving party without violation of this Agreement.

(c)                                  Permitted Disclosures. Notwithstanding the foregoing, a party may disclose Confidential Information of the other party to third parties to the extent such disclosure is required by order of a court, government agency or the like having competent jurisdiction; provided that, in the event such information is required to be disclosed pursuant to this Section 12(c), the party required to make such disclosure will promptly notify the other party prior to such disclosure, will disclose only what is reasonably necessary to comply with such order, and will use reasonable efforts to cooperate with such other party to allow assertion of whatever exclusions, exemptions or confidential treatment that may be available to it under applicable law or regulation.

(d)                                  It is understood and agreed that Cardinal Health may list Client as one of its RxPedite clients when furnishing proposals to other prospective clients or in client listings in trade publications and directories.

§13.                        Force Majeure.  Neither party will be liable to the other for failure to perform when and as specified in this Agreement (exclusive of payment obligations) if such failure to perform is caused by war, fire, flood, strike, labor dispute, public disaster, accident, serious illness, act of God, act of terrorism, act of governmental authority (including rule or regulation), or other similar contingencies (a “Force Majeure”) beyond the reasonable control of the non-performing party and which materially interferes with such party’s ability to perform its obligations hereunder.  In the event of such a Force Majeure, the party so affected will be excused from performance hereunder for the period of time attributable to the Force Majeure; provided that such party uses and continues to use all reasonable efforts to overcome such Force Majeure.

§14.                        Termination.

(a)                                  The term of this Agreement will commence on the Effective Date and continue for a period equal to the longer of: (i) five (5) years thereafter, or (ii) twenty-four (24) months following the Program Launch, unless terminated earlier pursuant to the termination provisions below, or extended by written agreement of the parties.  The term “Program Launch” will mean the first Monday after completion of the Training Program (as defined in Section 3.1 of the Workplan for Detailing Services) by at least fifty (50) of the Representatives.  As used herein, “Term” will mean the term of this Agreement as specified above.

(b)                                  Either party will have the right to effect an early termination of this Agreement if the other party breaches any material obligation of this Agreement and fails to cure such breach as provided herein.  Following a material breach, the non-breaching party will provide the breaching party with written notice of the specific reason or reasons for the non-breaching party’s intention to terminate the Agreement early, and will provide the breaching party with (i) sixty (60) days to correct any non-performance or breach other than non-payment, or (ii) thirty (30) days to correct such breach in the case of non-payment.  If the breaching party fails to correct the specified non-performance or breach within the time period specified in the foregoing sentence (or, in the case of a breach other than non-payment, if such breach is not reasonably capable of cure within sixty (60) days, the breaching party fails to commence cure of the specified non-performance within sixty (60) days and diligently pursue completion of the cure thereafter), then the non-breaching party may immediately effect an early termination this Agreement upon written notice to the breaching party.

(c)                                  Either party may terminate this Agreement effective upon written notice to the other party, if the other party becomes insolvent or admits in writing its inability to pay its debts as they become due, files a petition for bankruptcy, makes an assignment for the benefit of its creditors or has a receiver, trustee or other court officer appointed for its properties or assets.

(d)                                  Either party may terminate this Agreement under the circumstances described in Section 1(b) upon sixty (60) days prior written notice to the other party.

(e)                                  Upon termination of this Agreement for any reason, Cardinal Health will cease work on all Projects and will give to Client a written report on the status of all Services. Each party will cooperate with the other and make reasonable efforts to facilitate a smooth and efficient transition of all pending Projects to Client or a successor agency designated by Client.  Client will pay Cardinal Health for all work performed and expenses incurred prior to the effective date of termination of this Agreement and for all non-cancelable commitments incurred by Cardinal Health prior to such time.  Any funds previously paid to Cardinal Health by Client

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

which are in excess of compensation and/or expenses to which Cardinal Health is entitled through the termination of this Agreement will be promptly returned to Client.

(f)                                    Upon termination of this Agreement pursuant to Section 14(d), Client will pay to Cardinal Health the following amounts:  (i) if such termination is effected by Client prior to Product launch or within six (6) months thereafter, then the sum of (1) the Aggregate Discount Amounts (as such term is defined in Exhibit A) actually given by Cardinal Health, and (2) a premium payment in the amount of [**] of the Aggregate Discount Amounts actually given by Cardinal Health and (ii) if such termination is effected by Client at any time more than six (6) months after the date of Product launch, then the sum of (1) the Aggregate Discount Amounts actually given by Cardinal Health and not already repaid in accordance with the Repayment Rate set forth in Exhibit B and (2) a premium payment in the amount of [***] of the Aggregate Discount Amounts actually given by Cardinal Health.  Client will pay the total amount due under this Section 14(f) in four (4) equal quarterly installments, the first of which is due on the first day of the calendar quarter immediately following the effective date of termination under Section 14(d).

§15.                        Records and Audit.  For a period of two (2) years following the termination of this Agreement, each party will maintain records, in commercially reasonable form, detail, and accuracy, relating to the Services, Product revenues, and other information reasonably relevant to the calculation of the Cardinal Health Fees and Discount Amounts.  During the Term and for a period of two (2) years thereafter, each party agrees that it will provide relevant information and access to relevant records to an independent third party accountant upon reasonable prior notice and during normal business hours for the purpose of inspection, examination and audit. All examinations of records will take place at the site at which the records are regularly kept and will be at the examining party’s sole expense.

§16.                        Limitation of Liability.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR SIMILAR DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR INDIRECT LOSS OF PROFITS, LOSS OF BUSINESS REPUTATION OR THE LIKE) ARISING DIRECTLY OR INDIRECTLY OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

§17.                        Insurance.

(a)                                  Cardinal Health.  Cardinal Health shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term: (i) Commercial General Liability insurance with per-occurrence and general aggregate limits of not less than one million dollars ($1,000,000); (ii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than one million dollars ($1,000,000); (iii) Professional Services Errors & Omissions Liability Insurance with per claim and aggregate limits of not less than ten million dollars ($10,000,000).  In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the Term and for a period of not less than three (3) years following the termination or expiration of this Agreement.  Cardinal Health shall obtain a waiver from any insurance carrier with whom Cardinal Health carries

Workers’ Compensation insurance releasing its subrogation rights against Client.  Client shall be named as an additional insured under the Commercial General Liability insurance policies.  Cardinal Health shall furnish certificates of insurance for all of the above noted policies and required additional insured status to Client as soon as practicable after the Effective Date of the Agreement and upon renewal of any such policies.  Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

(b)                                  Client Insurance.  Client shall, at its own cost and expense, obtain and maintain in full force and effect the following insurance during the Term: (i) Products and Completed Operations Liability Insurance with per-occurrence and general aggregate limits of not less than ten million dollars ($10,000,000); and (ii) Workers’ Compensation and Employer’s Liability Insurance with statutory limits for Workers’ Compensation and Employer’s Liability insurance limits of not less than one million dollars ($1,000,000).  In the event that any of the required policies of insurance are written on a claims made basis, then such policies shall be maintained during the entire Term and for a period of not less than three (3) years following the termination or expiration of this Agreement.  Client shall obtain a waiver from any insurance carrier with whom Client carries Workers’ Compensation insurance releasing its subrogation rights against Cardinal Health.  Cardinal Health shall be named as additional insureds under the Products and Completed Operations Liability insurance policies.  Client shall furnish certificates of insurance for all of the above noted policies and required additional insured status to Cardinal Health as soon as practicable after the Effective Date of the Agreement and upon renewal of any such policies.  Each insurance policy that is required under this Section shall be obtained from an insurance carrier with an A.M. Best rating of at least A- VII.

§18.                        Representations and Warranties.

(a)          Mutual Representations and Warranties.  Each party hereby represents and warrants that:

(i)                                    such party is duly organized and validly existing under the laws of the state of its organization and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

(ii)                                such party is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder;

(iii)                            this Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms;

(iv)                               the execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound; and

(v)                                   such party will perform the Services set forth herein in conformance with applicable federal, state and local laws and regulations including, but not limited to, the regulations and guidelines of the Food, Drug and Cosmetic Act.

(b)          Cardinal Health Representations and Warranties.   Cardinal Health hereby represents and warrants that:

(i)                                    all Work Product and Brand Features will be original works of Cardinal Health, its affiliates or its third party subcontractors;

(ii)                                Cardinal Health and its affiliates will obtain all rights and licenses to any toolsets or other software embedded in Work Product, which rights shall extend to Client (subject to Section 9(b));

(iii)                            Cardinal Health and its affiliates will not create Work Product or Brand Features that Cardinal Health knows or reasonably should have known, infringes the intellectual property rights of a third party;

(iv)                               Cardinal Health and its affiliates will not grant, directly or indirectly, any rights or interest to third parties whatsoever in Work Product or Brand Features without the prior written approval of Client;

(v)                                   Cardinal Health and its affiliates (1) are not currently involved in any litigation, and is unaware of any pending litigation proceedings, relating to its role in the provision of medical education and sales force services for any third party with respect to a pharmaceutical product; and (2) have not received any warnings from the FDA (or any regulatory body in a country other than the United States) relating to medical education and sales force services it has provided to third parties with respect to a pharmaceutical product; and

(vi)                               Cardinal Health and its affiliates will not employ, contract with or retain any person in any capacity to perform Services under this Agreement if such a person is debarred by the FDA under 21 U.S.C. § 335(a) or disqualified as described in 21 C.F.R. §812.119.

§19.                        Notice.  All notices required or permitted to be given under this Agreement must be in writing and will be addressed to the appropriate party at the address specified below or  such other address as may be specified by a party in writing in accordance with this Section 19, and will be deemed to have been duly given (a) when received, if hand-delivered or sent by a reputable overnight courier service, (b) five (5) business days after mailing, if mailed by first-class certified or registered mail, postage prepaid, return receipt requested, or (c) when received as evidenced by confirmation of transmission, if sent by facsimile, provided that the sender calls and notifies the recipient prior to sending such facsimile.

Cardinal Health PTS, Inc.

Healthcare Marketing Services

1800 Valley Road

Wayne, New Jersey 07470

Attention:  Chief Financial Officer

Tel:  (973) 709-3003

Fax:  (973) 709-3203

Acorda Therapeutics, Inc.

15 Skyline Drive

Hawthorne, NY 10532

Attention: Director of Contracts and Grants

Tel:  (914) 347-4300

Fax (914) 347-4560

§20.                        Complete Agreement.  This Agreement, including the exhibits attached hereto and each Workplan, contain the entire agreement between the parties and supersede all prior or contemporaneous discussions, negotiations, representations, or agreements relating to the subject matter herein.  No changes to this Agreement will be made or be binding on any party unless made in writing and signed by an authorized representative of each party to this Agreement.

§21.                        Alternate Dispute Resolution.  If a dispute, controversy or disagreement (“Dispute”) arises between the parties in connection with this Agreement, then the Dispute shall be presented to the respective president or senior executive of Cardinal Health and Client for their consideration and resolution. If such executives cannot reach a resolution of the Dispute within forty-five (45) days of such referral, then such Dispute shall be resolved by binding Alternative Dispute Resolution in accordance with the then existing commercial arbitration rules of The CPR Institute for Dispute Resolution (“CPR”), 366 Madison Avenue, New York, NY 10017. Arbitration shall be conducted in New York, New York.

§22.                        Jurisdiction.  This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

§23.                        No Benefit to Others.  The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their affiliates, successors and assigns, and they shall not be construed as conferring any rights on any other persons.

§24.                        Severability.  Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent legally permissible, the parties shall use good faith efforts to agree to replace any invalid or unenforceable provision of this Agreement with a valid provision that shall implement as much as permitted the commercial intent of the invalid or unenforceable provision.

§25.                        Subcontractors.  Cardinal Health will be permitted to enter into subcontracts for the provision of portions of the Services to be supplied under this Agreement with the prior written approval by Client (subject to Section 28, and with such approval not to be unreasonably withheld), provided that such right to subcontract will not remove or limit Cardinal Health’s duties, rights, obligations, or liabilities to Client under this Agreement.  Any agreements entered into by Cardinal Health with third party subcontractors for the performance of Services under this Agreement shall, at a minimum, provide for ownership and allocation of intellectual property rights with respect to Work Product and Brand Features and for obligations of confidentiality and non-use of Confidential Information that are consistent with the intent and terms of this Agreement.  Cardinal Health will ensure that each subcontractor who has contributed to Work Product or Brand Features will execute an assignment to Cardinal Health of all of such subcontractor’s right, title and interest in and to such Work Product or Brand Features to enable compliance by Cardinal Health with the assignment obligations of Section 8 with respect thereto.

§26.                        Successors and Assigns.  Neither party will be permitted to assign or transfer its rights, duties or obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.  Notwithstanding the foregoing, upon the occurrence of a sale of the Product, merger, consolidation or other similar corporate transaction affecting either party (a “Special Event”), the benefits and obligations of this Agreement shall automatically pass to the successor entity without prior written consent of the other party; provided, however, that if, following a Special Event affecting Client (a) Cardinal Health’s continued performance of Services would result in an impermissible conflict as defined in section 2(d) with one or more of its other clients, Cardinal Health may effect an early termination of this Agreement without penalty upon delivery to Client of written notice specifying in detail such impermissible conflict, in which case, the provisions of Section 14(e) will apply, or (b) Client may terminate this Agreement in accordance with the provisions of Section 14(d) and 14(f).

§27.                        Publicity.  Except as provided in Section 12, neither party will make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other party’s express prior written consent, except as required under applicable law or by any governmental agency, in which case the party required to make the press release or public disclosure shall use  commercially reasonable efforts to obtain the approval of the other party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

§28.                        Performance by Affiliates.  Cardinal Health may have certain of its affiliates perform certain Services on its behalf, and Cardinal Health hereby covenants that its affiliates which will be providing certain of the Services under this Agreement are bound by this Agreement and guarantees the performance by such Cardinal Health affiliates of obligations assigned to Cardinal Health under this Agreement, and shall cause such Cardinal Health affiliates to comply with the terms and conditions of this Agreement in connection with such performance.  Any breach by such affiliates of any of Cardinal Health’s obligations under this Agreement shall be deemed a breach by Cardinal Health, and Client may proceed directly against Cardinal Health without any obligation to first proceed against such affiliates.

§29.                        No Implied Rights or Licenses.  The parties agree that neither party transfers to the other party by operation of this Agreement any patent right, copyright right, trademark right or other proprietary right (including any right with respect to the Product), except as specifically provided herein.

§30.                        Survival.  Sections 8, 11 (as to any Claims arising from the parties’ performance during the Term), 12, 14(e), 14(f), 15, 16, 21, 22, 26, 28 and 30 shall survive termination of this Agreement.

§31.                        Miscellaneous.

(a)                                  This Agreement may be executed in two (2) or more counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument.  Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

(b)                                  Cardinal Health is retained by Client only for the purposes and to the extent provided for under this Agreement, and Cardinal Health will for all purposes under this Agreement be deemed an independent contractor and not an employee, partner or joint venturer with Client or Cardinal Health.

(c)          No covenant or condition of this Agreement will be waived except by written consent of Client and Cardinal Health. The omission, or delay, by either party at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof, by the other party, shall not be a waiver of any such right or remedy to which the party is entitled.  Any waiver by a party of the breach by the other party of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties to this Agreement, each by a duly authorized representative, have executed this Agreement as of the Effective Date.

CARDINAL HEALTH:		CLIENT:
Cardinal Health PTS, Inc.		Acorda Therapeutics, Inc.

By:	/s/ Anthony Cherichella	By:	/s/ Mary Fisher

Print Name:	Anthony Cherichella	Print Name:	Mary Fisher

Title:	Chief Financial Officer	Title:	Vice President of Commercial Operations

Exhibit A

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

DISCOUNT MATRIX

(i)                                    In determining the Cardinal Health Fee for Services performed during “Period 1” of the Agreement beginning as of the Effective Date and continuing through the First Milestone, Client will be entitled to a Discount Amount of [**] of the total amount charged for such Services in accordance with the applicable Budget.  As used herein, the First Milestone will be the completion of the Product’s Phase III pivotal Trial 1 for spinal cord injuries (“SCI”).  As used in this Exhibit A, the term “completion” of a clinical trial means completion of conducting the trial, analyzing all data and results of such trial, and preparing the final and complete report of such analyzed data.  Period 1 is currently estimated to include the period from the Effective Date through [**].

(ii)                                In determining the Cardinal Health Fee for Services performed during “Period 2” of the Agreement beginning as of the end of Period 1 and continuing through the Second Milestone, Client will be entitled to a Discount Amount within the range of [***] of the total amount charged for such Services in accordance with the applicable Budget, where the actual percentage within this range will be based on the study findings relative to those identified parameters of promotional success for the Product as described in the Target Product Profile (“TPP”) attached as Exhibit C. As used herein, the Second Milestone will be the completion of the Product’s Phase III pivotal Trial 2 for SCI.  Period 2 is currently estimated to include the period from [***].

(iii)                            In determining the Cardinal Health Fee for Services performed during “Period 3” of the Agreement beginning as of the end of Period 2 and continuing through the Third Milestone, Client will be entitled to a Discount Amount within the range of [***] of the total amount charged for such Services in accordance with the applicable Budget, where the actual percentage within this range will be based on the TPP study findings as described in Exhibit C. As used herein, the Third Milestone will be the NDA submission for SCI.  Period 3 is currently estimated to include the period from [***].

(iv)                               In determining the Cardinal Health Fee for Services performed during “Period 4” of the Agreement beginning as of the end of Period 3 and continuing through the Fourth Milestone, Client will be entitled to a Discount Amount within the range of [***] of the total amount charged for such Services in accordance with the applicable Budget, where the actual percentage within this range will be based on the TPP study findings as described in Exhibit C. As used herein, the Fourth Milestone will be FDA approval of the Product for the SCI indication.  Period 4 is currently estimated to include the period from [***].

(v)                                   In determining the Cardinal Health Fee for Services performed during “Period 5” of the Agreement beginning as of the end of Period 4 and continuing through the Fifth Milestone, Client will be entitled to a Discount Amount within the range of [***] of the total amount charged for such Services in accordance with the applicable Budget, where the actual percentage within this range will be based on the TPP study findings as described in

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Exhibit C. As used herein, the Fifth Milestone will be the six-month anniversary of the Product’s launch for SCI indication.  Period 5 is currently estimated to include the period from [***].

(vi)                               In determining the Cardinal Health Fee for Services performed during “Period 6” of the Agreement beginning as of the end of Period 5 and continuing through the end of the Term, Client will pay as Cardinal Health Fees the total amount charged for such Services in accordance with the applicable Budget and will not be entitled to any Discount Amount from such fees.  Period 6 is currently estimated to include the period from May 2006 through the end of the Term.

“Aggregate Discount Amount” means the total aggregate amount of all Discount Amounts actually allowed by Cardinal Health during Period 2 through Period 5.  The Aggregate Discount Amount will be “at risk.”  Such amount will be earned by and payable to Cardinal Health at the Repayment Rate described in the Discount Payment Matrix in Exhibit B, such rate will be based on the Product’s quarterly revenue performance during the twelve (12) month period following the Product’s launch.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Exhibit B

DISCOUNT PAYMENT MATRIX

Contract Exhibit B

DISCOUNT PAYMENT DESCRIPTION

The “Actual Prescription Targets” means actual filled prescriptions of the Product, as measured by IMS, and the Repayment Rate will be based on comparing the actual filled prescriptions of the Product during the particular time period(s) with the Actual Prescription Target(s) during such period(s). The Actual Prescription Target for the period is [***] prescriptions.

Client agrees to make certain repayments to CHS, as percentages of the Aggregate Discount Amount, based on the actual filled prescriptions of the Product during the four quarterly periods immediately following the launch of the Product (such consecutive three month periods referred to as “Q1,” “Q2,” “Q3,” and “Q4.”), and the applicable Repayment Rate.  Such repayments by Client to CHS shall be made, using the applicable Repayment Rate determined as above, in four quarterly installments, with the first such payment occurring on the six month anniversary of the Product launch and with subsequent payments made on the ninth, twelfth, and fifteenth month anniversaries of the launch of the Product, in accordance with the following procedure:

(1)  The first such payment will be determined by applying the Q1 Repayment Rate (the “Q1 Rate”) – which is determined by comparing the actual filled prescriptions of the Product made during Q1, with Actual Prescriptions Target for Q1 – to one quarter of the Aggregate Discount Amount, according to the following formula. The Actual Prescription Target for Q1 is [***] prescriptions.

1st Repayment = (1/4)(Aggregate Discount Amount)(Q1 Rate)

(2)  The second such payment will be determined by applying the Q2 Repayment Rate (the “Q2 Rate”) – which is determined by comparing the aggregate actual filled prescriptions of the Product made during Q1 and Q2, with sum of the Actual Prescriptions Targets for Q1 and Q2 – to one half of the Aggregate Discount Amount, less the 1st Repayment, according to the following formula. The Actual Prescription Target for Q2 is [***] prescriptions.

2nd Repayment = (1/2)(Aggregate Discount Amount)(Q2 Rate) – 1st Repayment; In the event the 2nd Repayment is negative, then CHS will pay Client the amount of the 2nd Repayment.

(3)  The third such payment will be determined by applying the Q3 Repayment Rate (the “Q3 Rate”) – which is determined by comparing the aggregate actual filled prescriptions of the Product made during Q1, Q2, and Q3 with sum of the Actual Prescriptions Targets for Q1, Q2, and Q3 – to three quarters of the Aggregate Discount Amount, less the 1st Repayment and the 2nd Repayment, according to the following formula. The Actual Prescription Target for Q3 is [***] prescriptions.

3rd Repayment = (3/4)(Aggregate Discount Amount)(Q3 Rate) – 1st Repayment –2nd Repayment; In the event the 3rd Repayment is negative, then CHS will pay Client the amount of the 3rd Repayment.

(4)  The fourth and final such payment will be based on applying the Q4 Repayment Rate (the “Q4 Rate”) – which is determined by comparing the aggregate actual filled prescriptions of the Product made during Q1, Q2, Q3, and Q4, with sum of the Actual Prescriptions Targets for Q1, Q2, Q3, and Q4 – to the total Aggregate Discount Amount, less the 1st Repayment, 2nd Repayment and 3rd Repayment, according to the following formula. The Actual Prescription Target for Q4 is [***] prescriptions.

4th Repayment = (Aggregate Discount Amount)(Q4 Rate) – 1st Repayment –2nd Repayment – 3rd Repayment; In the event the 4th Repayment is negative, then CHS will pay Client the amount of the 4th Repayment.

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Contract Exhibit B

	RANGE		Fees	DISCOUNTS
Milestone	Low	High		Low	High
1st Phase 3*	[********]	[********]	[********]	[********]	[********]
2nd Phase 3	[********]	[********]	[********]	[********]	[********]
NDA Filing	[********]	[********]	[********]	[********]	[********]
NDA Approval	[********]	[********]	[********]	[********]	[********]
Launch + 6	[********]	[********]	[********]	[********]	[********]
TOTAL				[********]	[********]

Low Discount
	Quarterly	Cumulative	% of Target	Repayment %	Repayment $
Q1	[****]	[****]	[****]	[****]	[****]
Q2	[****]	[****]	[****]	[****]	[****]
Q3	[****]	[****]	[****]	[****]	[****]
Q4	[****]	[****]	[****]	[****]	[****]
TOTAL	[****]	[****]	[****]	[****]	[****]

High Discount
	Quarterly	Cumulative	% of Target	Repayment %	Repayment $
Q1	[****]	[****]	[****]	[****]	[****]
Q2	[****]	[****]	[****]	[****]	[****]
Q3	[****]	[****]	[****]	[****]	[****]
Q4	[****]	[****]	[****]	[****]	[****]
TOTAL	[****]	[****]	[****]	[****]	[****]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Low	High	Payment
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

Exhibit C

TARGET PRODUCT PROFILE MATRIX

[****]

Certain portions of this Exhibit have been omitted pursuant to a request for confidentiality. Such omitted portions, which are marked with brackets [   ] and an asterisk*, have been separately filed with the Commission.

[****]